3UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________________
FORM 8-K
________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 2, 2024
SMART SAND, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37936	45-2809926
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
28420 Hardy Toll Road, Suite 130
Spring, Texas 77373
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (281) 231-2660
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	SND	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed, on November 9, 2021, Smart Sand, Inc. (the “Company”), entered into an Open Market Sale Agreement (the “Sale Agreement”) with Clearlake Capital Partners II (Master), L.P. (the “Selling Stockholder”) and Jefferies LLC (the “Sales Agent”), pursuant to which (i) the Company was entitled to sell, from time to time, shares of its common stock having an aggregate value of up to $25,000,000 and (ii) the Selling Stockholder was entitled to sell, from time to time, up to 10,920,445 shares of the Company’s common stock. The terms and conditions of the Sale Agreement were described in the Company’s Quarterly Report on Form 10-Q filed with the U.S. Securities and Exchange Commission on November 9, 2021 (the “Quarterly Report”).

On January 2, 2024, the Company delivered a written notice to the Sales Agent to terminate the Sale Agreement, effective as of January 18, 2024. The Company is not subject to any termination penalties related to the termination of the Sale Agreement. The Company did not sell any shares pursuant to the Sale Agreement.

A copy of the Sale Agreement was filed as Exhibit 10.1 to the Quarterly Report. The description of the Sale Agreement contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the copy of the Sale Agreement filed as Exhibit 10.1 to the Quarterly Report.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART SAND, INC.

Dated:	January 4, 2024	By:	/s/ Lee E. Beckelman
Lee E. Beckelman
Chief Financial Officer